Exhibit 1.1

TransUnion

Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

[                    ], 2015

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC,

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated and

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

TransUnion, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [                ] shares (the “Firm Shares”) and, at the election of the Underwriters, subject to the terms and conditions stated herein, the Company shall issue and sell up to [                ] additional shares (the “Optional Shares”) of common stock, par value $0.01 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives” or “you”) in connection with the offering and sale of the Shares.

The Representatives agree that up to [                ] shares of the Firm Shares to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale to certain eligible directors, officers and employees of the Company (collectively, the “Participants”), as part of the distribution of the Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this

Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Directed Share Program shall be administered by Fidelity Capital Markets, a division of National Financial Services LLC (“Fidelity”). To the extent that the Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public by the Underwriters as part of the public offering contemplated hereby.

1(a). The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-203110) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a)(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(iii) For the purposes of this Agreement, the “Applicable Time” is [        ] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedules III(b) and III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) The consolidated financial statements of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly in all material respects (A) the financial position of the Company and its consolidated subsidiaries at the dates indicated and (B) the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the Pricing Prospectus or the Prospectus that constitute “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K of the Act, to the extent applicable.

(vii) Neither the Company nor any of its subsidiaries has sustained since the date of the last audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, properties or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus.

(viii) Except (i) as described in the Pricing Prospectus or (ii) as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect, or a prospective material adverse effect, on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases.

(ix) Except (in the case of clauses (B) and (C) of this sentence) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (B) has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement; and (C) is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (to the extent applicable in such jurisdiction) in which such qualification is required.

(x) Except (in the case of clauses (B) and (C) of this sentence) as would not reasonably be expected to result in a Material Adverse Effect, each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (A) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and (C) is duly qualified to transact business and is in good standing in each jurisdiction (to the extent applicable in such jurisdiction) in which such qualification is required.

(xi) The only subsidiaries of the Company are (x) the subsidiaries listed on Exhibit 21.1 to the Registration Statement and (y) certain other subsidiaries that do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission.

(xii) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the heading “Capitalization” in the “Actual” column (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Prospectus and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Pricing Prospectus and the Prospectus) and of all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock or limited liability company interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, restrictions on voting or transfer or claims (except for any such liens, encumbrances or restrictions arising by virtue of the Senior Secured Credit Facilities (as defined under the caption “Prospectus Summary—Corporate Structure” in the Pricing Prospectus)).

(xiii) The Shares to be purchased by the Underwriters from the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus.

(xiv) This Agreement has been duly authorized, executed and delivered by the Company.

(xv) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act, other than those rights (1) that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (2) that have been waived or (3) that are subject to the Lock-up Agreements referred to in Section 9(i) hereof.

(xvi) Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(xvii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the heading “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Second Amended and Restated Bylaws (the “Bylaws”) of the Company, or (C) result in the violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) above, as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect or materially adversely affect the consummation of the transactions hereunder.

(xviii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or regulatory authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (1) for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, the Exchange Act, state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (2) as shall have been obtained or made prior to the Time of Delivery.

(xix) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or Bylaws, in the case of the Company, or its charter, bylaws or similar organizational document, in the case of a subsidiary, (B) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiaries is subject, or (C) in violation of any statute or any order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations except, in the case of clauses (B) and (C) above, as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect.

(xx) The statements set forth in the Pricing Prospectus and Prospectus under the heading “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock and under the heading “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xxi) (A) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect or materially adversely affect the consummation of the transactions hereunder, and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or others; and (B) the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxii) There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiii) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, (A) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate court or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations necessary to conduct the business now operated by them and are in compliance with the terms and conditions of all Governmental Licenses; (B) all of the Governmental Licenses are valid and in full force and effect; and (C) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses.

(xxiv) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

(xxv) The Company and its subsidiaries on a consolidated basis maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxvi) Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s and its subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii) The Company and its subsidiaries on a consolidated basis maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are applicable to the Company and its directors or officers as of the Applicable Time.

(xxix) Ernst & Young LLP, who have audited certain financial statements of the Company and its subsidiaries, Deloitte Haskins & Sells, who have audited certain financial statements of Credit Information Bureau (India) Limited, and Mancera, S.C., who have audited certain financial statements of Trans Union de México, S.A., Sociedad de Información Crediticia, are each an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(xxx) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi) Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, or controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets

Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria or the Crimean region of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) for the purpose of funding or facilitating any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To the knowledge of the Company, neither the Company nor its subsidiaries has, in the past five years, knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxii) Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, any agent, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, unlawful gift, unlawful entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiii) Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, the Company and its subsidiaries have insurance, which insurance is in amounts and insures against such losses and risks, in the Company’s reasonable judgment, as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers.

(xxxiv) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect or as set forth in the Pricing Prospectus, (A) the Company and its subsidiaries own, possess, license or have other rights to use or can acquire on reasonable terms all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Pricing Prospectus to be conducted, free and clear of all liens or other similar encumbrances; (B) to the knowledge of the Company, there is no infringement or other violation by third parties of any Intellectual Property owned by the Company or any of its subsidiaries; (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, and to the knowledge of the Company, there is no reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party against the Company or any of its subsidiaries challenging the validity, scope or enforceability of any Intellectual Property owned by the Company or any of its subsidiaries, and to the knowledge of the Company, there is no reasonable basis for any such claim; (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party that the Company or that any subsidiary of the Company infringes or otherwise violates any Intellectual Property of any third party, and to the knowledge of the Company, there is no reasonable basis for any such claim; and (F) the Company and its subsidiaries have taken commercially reasonable steps to protect and maintain their confidential information and trade secrets, and to the knowledge of the Company, there has been no unauthorized disclosure or misappropriation of such confidential information or trade secrets.

(xxxv) Except as (A) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, (x) the Company and each of its subsidiaries have filed all United States federal, state, local and foreign income tax returns required by law to be filed through the date hereof and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid other than any taxes that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP; and (y) there is no deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP.

(xxxvi) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(xxxvii) The Company and its subsidiaries are (A) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety as affected by exposure to hazardous or toxic substances, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted; and (C) have not received written notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect.

(xxxviii) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, neither the Company nor any of its subsidiaries is in material breach or violation of any laws or regulations applicable to their respective businesses that regulate the use of consumer credit information, including, as applicable, any state law or regulation that imposes obligations similar to those imposed by applicable Federal statutes.

(xxxix) Except (A) as described in the Pricing Prospectus or (B) as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect: (1) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that the Company or any member of its “Controlled Group” (defined as any organization which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (2) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (3) each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, has complied with the funding requirements of Section 412 and 430 of the Code and Sections 302 and 303 of ERISA; (4) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (5) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (6) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

(xl) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli) Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii) To the Company’s knowledge, the audited consolidated financial statements of Trans Union de México, S.A., Sociedad de Información Crediticia, and Subsidiary (“TU Mexico”) present fairly the financial position of TU Mexico and have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis.

(xliii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or regulatory authority is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except (1) for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, the Exchange Act, state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (2) as shall have been obtained or made prior to the Time of Delivery.

(xliv) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[        ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, hereby grants to the Underwriters the right to purchase at their election up to [                ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3 The Company hereby confirms the engagement of J.P. Morgan Securities LLC as, and J.P. Morgan Securities LLC hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121 (“Rule 5121”) of FINRA with respect to the offering and sale of the Shares. J.P. Morgan Securities LLC, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. No compensation will be paid to the QIU for its services.

4. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [            ], 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares, will be delivered at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611 (the “Closing Location”) at such Time of Delivery. A meeting will be held at the Closing Location at [        ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. (a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which the Representatives shall reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(iii) To furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing its annual report on Form 10-K with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v) (A) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless (A) the Representatives waive, in writing, such extension or (B) the changes to NASD Rule 2711(f)(4) contemplated by the proposed FINRA Rule 2241 as of the date hereof are approved and FINRA (i) establishes an effective date with respect to such changes that is prior to the original expiration date of the Lock-Up Period and (ii) makes clear that such changes are applicable to lock-up agreements that are entered into prior to such effective date; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 9(i) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of options to purchase shares of Stock or upon the vesting of restricted stock awards, in each case as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (C) the grant of awards pursuant to employee benefit plans or arrangements described in the Registration Statement, the Pricing Prospectus and the Prospectus, (D) the issuance of shares of Stock, of restricted stock awards or of options to purchase shares of Stock, in each case, to be registered pursuant to any registration statement on Form S-8 pursuant to employee benefit plans or arrangements described in the Registration Statement, the Pricing Prospectus and the Prospectus, (E) the issuance of shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (F) the issuance of shares of Stock, of restricted stock awards or of options to purchase shares of Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (E) and (F), the aggregate number of restricted stock awards and shares of Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed five percent (5%) of the aggregate number of shares of Stock outstanding immediately following the offering of the Offered Shares pursuant to this Agreement and the recipient of the shares of Stock agrees in writing to be bound by the same terms described in the Lock-Up Agreements referred to in Section 9(i) hereof.

(B) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 9(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(vi) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(vii) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(viii) To file with the Commission such information relating to the issuance of the Shares on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(ix) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(x) To cause the Directed Shares to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules.

(xi) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (d) all fees and expenses in connection with listing the Shares on the Exchange; (e) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in an amount not to exceed $30,000 in connection with, any required review by FINRA of the terms of the sale of the Shares; (f) the cost of preparing stock certificates, if applicable; (g) the cost and charges of any transfer agent or registrar; (h) all costs and expenses of the Underwriters in connection with the Directed Share Program, including the reasonable and documented fees and disbursements of counsel for the Underwriters in an amount not to exceed $15,000 and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters, in each case, in connection with the Directed Share Program; (i) the reasonable and documented expenses of the QIU solely in its capacity as QIU, and (j) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8, and Sections 10 and 13 hereof, (i) the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, (ii) the Company will bear all of the Company’s (but not the Underwriters’) travel expenses and the Underwriters will bear all of the Underwriters’ (but not the Company’s) travel expenses, in each case, in connection with any “roadshow” presentation to investors and (iii) notwithstanding clause (ii), the Company, on the one hand, and the Underwriters, on the other hand, shall each pay 50% of the cost of any chartered plane, jet or other aircraft used in connection with any “roadshow” presentation to investors.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct in all material respects (except to the extent already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects), the condition that the Company shall have performed in all material respects all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you;

(c) (1) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter dated as of such Time of Delivery, in form and substance reasonably satisfactory to you and in the form of Annex III;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and Deloitte Haskins & Sells shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than in the ordinary course of business) or any material adverse change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or in the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) is, in your judgment, material and adverse and, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder, director and officer of the Company set forth on Schedule IV, substantially to the effect set forth in Annex IV hereto;

(j) The Company shall have complied with the provisions of Section 6(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates signed by the Chief Financial Officer and General Counsel of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its and their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 9 and as to such other matters as you may reasonably request; and

(l) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished or caused to be furnished to you a certificate of the Chief Financial Officer, dated the respective dates of delivery thereof and addressed to the Underwriters, with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to you.

10. (a) The Company will indemnify and hold harmless each Underwriter and each Underwriters’ directors, officers, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such Underwriter and/or such Underwriters’ directors, officers, employees and affiliates may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any prospectus wrapper material distributed in connection with the Directed Share Program or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and each Underwriters’ directors, officers, employees and affiliates for any legal or other expenses reasonably incurred by such Underwriter and/or such Underwriters’ directors, officers, employees and affiliates in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) [RESERVED]

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Company’s directors and officers who have signed the Registration Statement against any losses, claims, damages or liabilities, to which the Company and/or the Company’s directors and officers who have signed the Registration Statement may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from (i) any liability which it may have to any indemnified party under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantive rights and defenses or (ii) any liability which it may have to any indemnified party otherwise than under such subsection (including, for the avoidance of doubt, any liability under subsection (e) below). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to Section 10(g) below in respect of a proceeding, then in addition to such separate firm of the Underwriters and their affiliates, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to local counsel) for the QIU in its capacity as a “qualified independent underwriter”, its directors, officers, employees and affiliates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release in form and substance reasonably satisfactory to such indemnified party of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Benefits received by the QIU shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e),(i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) the QIU, in its capacity as such, shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) (i) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and (ii) the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(g) Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, the Company will indemnify and hold harmless the QIU and/or the QIU’s directors, officers, employees and agents and each person who controls the QIU (within the meaning of either the Act or the Exchange Act) in connection with the offering of the Shares, against any losses, claims, damages or liabilities, joint or several, to which the QIU and/or the QIU’s directors, officers, employees and affiliates may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121) in connection with the offering of the Shares contemplated by this Agreement, and will reimburse the QIU and the QIU’s directors, officers, employees and affiliates for any legal or other expenses reasonably incurred by the QIU and/or the QIU’s directors, officers, employees and affiliates in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or willful misconduct of the QIU.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of

Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares), shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company to the Underwriters as provided herein, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8358), Attention: Equity Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York, 10005 Attention: Equity Capital Markets – Syndicate Desk, with a copy to General Counsel, 60 Wall Street, 36th Floor, New York, New York 10005 and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 9(i) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(a)(v) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8358), Attention: Equity Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York, 10005 Attention: Equity Capital Markets – Syndicate Desk, with a copy to General Counsel, 60 Wall Street, 36th Floor, New York, New York 10005. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 10 and

12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof, except as otherwise noted herein.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

TRANSUNION

By:
Name:
Title:

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

For themselves and as Representatives on behalf of each of the Underwriters.

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Total

SCHEDULE II

[RESERVED]

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

(b)	Additional Documents Incorporated by Reference:

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[        ].

The number of Shares purchased by the Underwriters is [                ].

SCHEDULE IV

Lock-Up Parties

ANNEX I

[RESERVED]

ANNEX II

[Form of Press Release]

TransUnion

[Date]

TransUnion (“Company”) announced today that Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., the lead book-running managers in the Company’s recent public sale of                  shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,             20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III

[Form of Company Counsel Opinion]

ANNEX IV

[Form of Lock-Up Agreement]

TransUnion

Lock-Up Agreement

[ ● ], 2015

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Re:	TransUnion - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with TransUnion, a Delaware corporation (the “Company”) providing for a public offering of the common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has or hereafter acquires beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the public offering (the “Directed Shares”).

The Lock-Up Period will commence on the date of this agreement (the “Lock-Up Agreement”) and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement. If (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless (A) the Representatives waive, in writing, such extension or (B) the changes to NASD Rule 2711(f)(4) contemplated by proposed FINRA Rule 2241 are approved and FINRA (i) establishes an effective date with respect to such changes that is prior to the original expiration date of the Lock-Up Period and (ii) makes clear that such changes are applicable to lock-up agreements that are entered into prior to such effective date.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 6 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares without the prior written consent of the Representatives:

(i)	as a bona fide gift or gifts, or by will or intestacy upon the death of the undersigned; provided, that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, that the trustee of the trust or the partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein; and provided further, that any such transfer shall not involve a disposition for value;

(iii)	to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided further, that any such transfer shall not involve a disposition for value;

(iv)	as a distribution to any wholly-owned subsidiary, partners, members or stockholders of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value;

(v)	to the undersigned’s affiliates, shareholders, members, partners, subsidiaries or to any investment fund or other entity controlled or managed by the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein;

(vii)	pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of the shares of Common Stock of the Company; provided, if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned shall include a statement in such report to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the shares of Common Stock of the Company unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory agency;

(viii)	to the Company as the result of a conversion, exercise or exchange of any security convertible into or exercisable or exchangeable for shares of Common Stock pursuant to any existing employee benefit plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case, as defined in the Underwriting Agreement); provided, that any shares of Common Stock received upon such conversion, exercise or exchange shall be subject to the restrictions set forth herein; and provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to existing employee benefit plans;

(ix)	to the Company pursuant to the call provisions of Section 4.2 of that certain Stockholders’ Agreement, dated as of April 30, 2012, by and among the Company and the stockholders party thereto (the “Stockholders’ Agreement”); provided, that such shares shall be subject to Section 6(a)(v) of the Underwriting Agreement; provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to a transfer of securities to the Company pursuant to the call provisions of the Stockholders’ Agreement;

(x)	if the undersigned is an officer, to the Company upon death, disability or termination of employment, in each case, of such officer;

(xi)	that were acquired in open market transactions following the date of the Underwriting Agreement;

(xii)	to the Underwriters in connection with the public offering pursuant to the Underwriting Agreement;

(xiii)	to the undersigned’s general partner or to certain officers of the general partner in connection with such officers’ donation to charitable organizations, family foundations or donor-advised funds at sponsoring organizations; provided that if any reports under the Exchange Act are required to be filed as a result of such transfer, such reports shall include a statement to the effect that such filing relates to a transfer in connection with a donation to a charitable organization, family foundation or donor-advised fund at a sponsoring organization; and

(xiv)	pursuant to a bona fide third-party tender offer made to all holders of the Common Stock, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company; provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement;

provided, that in connection with any transfer pursuant to clauses (i)-(vi) and (xi) above, the undersigned (A) shall not be required to report such transfer with the SEC in accordance with Section 16(a) of the Exchange Act and (B) shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition, in each case, prior to the expiration of the Lock-Up Period; provided, however, that if the Lock-Up Period extends past February 11, 2016, the undersigned may report such transfer on or after February 12, 2016 with the SEC on Form 5 in accordance with Section 16(a) of the Exchange Act if such a filing is required by the Exchange Act. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the purposes of clause (xiv) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

Nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that it shall be a condition to the establishment of any such Plan that no sales of Common Stock shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period; and provided further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with SEC under the Exchange Act shall be required or shall be made voluntarily by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

[If any record or beneficial owner of any securities of the Company is granted an early release from the restrictions described herein during the Lock-Up Period with respect to shares of Common Stock of the Company having a fair market value in excess of $2.5 million in the aggregate (whether in one or multiple releases), then the undersigned shall also be granted an early release upon similar terms and conditions from its obligations hereunder of the same percentage of the total number of outstanding shares of Common Stock held by the undersigned (the “Pro-Rata Release”) as the percentage of the total number of outstanding shares of Common Stock held by such record or beneficial owner that are the subject of such release; provided, however, that in the case of an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s Common Stock (an “Underwritten Sale”) conducted in compliance with Registration Rights Agreement, dated April 30, 2012, among the Company, the undersigned and the other parties thereto, such early release shall only apply with respect to the undersigned’s participation in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to provide notice to the undersigned within 3 business days upon the occurrence of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the public offering of the Company’s Common Stock that gives rise to a corresponding release of the undersigned’s lock-up agreement pursuant to the terms of this paragraph; provided, that the failure to give such notice shall not give rise to any claim or liability against the Underwriters.]2

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if any of the following occurs: (a) the Registration Statement is withdrawn, (b) the Company notifies the Representatives in writing that it does not intend to proceed with the public offering, (c) the Representatives notify the Company in writing that they have determined not to proceed with the public offering, (d) the Underwriting Agreement does not become effective by December 31, 2015 or (e) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder.

[1]	Only to be included in Lock-Up Agreements for Goldman, Sachs & Co. entities.
[2]	Only to be included in Lock-Up Agreements for Goldman, Sachs & Co. and Advent International Corporation entities.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title